POWER OF ATTORNEY

              Know all by these presents, that the undersigned director and/or officer of Tortoise Power and Energy Infrastructure Fund, Inc. (the "Company"), hereby constitutes and appoints each of Terry C. Matlack, David J. Schulte and Zachary A. Hamel, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)  execute for and on behalf of the  undersigned,  in the  undersigned's capacity as an officer and/or director of the Company, Forms 3, 4, and 5 in accordance  with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)  do and perform  any and all acts for and on behalf of the  undersigned which may be  necessary  or desirable to complete and execute any such Form 3, 4, or 5, complete  and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;

and

(3)  take any other action of any type whatsoever in connection with the foregoing  which, in the opinion of such  attorney-in-fact,  may be of benefit to, in the best  interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of  Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

           The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

           This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

           IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 28th day of July, 2009.

SIGNATURE:                                                                    TITLE:

/s/ Kenneth P. Malvey
Kenneth P. Malvey                                                          Senior Vice President and Treasurer